Exhibit 99.2

Written  Statement of the Chief Financial Officer Pursuant to Section 906 of the
                                                                      ----------
Sarbanes-Oxley  Act  of  2002
-----------------------------

The undersigned, the Chief Financial Officer of NBT Bancorp Inc. (the "Company"), hereby certifies that to his knowledge on the date hereof:

     (a) the Form 10-Q of the Company for the Quarterly Period Ended September 30, 2002, filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                                 /s/  Michael J. Chewens
                                                 -------------------------
                                                 Michael J. Chewens
                                                 Senior Executive Vice President
                                                 Chief Financial Officer and
                                                 Corporate Secretary
                                                 November 13, 2002